                            NOTICE OF GUARANTEED DELIVERY
                                          TO
                      TENDER AND CONSENT TO PROPOSED AMENDMENTS
                           TO THE INDENTURE IN RESPECT OF
                    12% SENIOR SUBORDINATED PAY-IN-KIND DEBENTURES
                       DUE MARCH 15, 2002 ("SENIOR DEBENTURES")
                                          OF
                             KOLL REAL ESTATE GROUP, INC.
         PURSUANT TO THE PROXY STATEMENT/PROSPECTUS AND DISCLOSURE STATEMENT
                            DATED _________________, 1997

    THE OFFER TO EXCHANGE WILL EXPIRE AT 12:00 MIDNIGHT EASTERN STANDARD TIME, ON JUNE __, 1997 (THE "EXPIRATION DATE"), UNLESS EXTENDED. HOLDERS OF SENIOR DEBENTURES MUST TENDER THEIR SENIOR DEBENTURES AND PROVIDE THEIR CONSENTS TO THE PROPOSED AMENDMENTS (AS DEFINED) ON OR PRIOR TO THE EXPIRATION DATE IN ORDER TO RECEIVE THE EXCHANGE OFFER CONSIDERATION. TENDERED SENIOR DEBENTURES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON THE EXPIRATION DATE, BUT NOT THEREAFTER. THE OFFER IS CONDITIONED UPON THE SATISFACTION OF CERTAIN CONDITIONS, INCLUDING, AMONG OTHER THINGS, THE VALID TENDER OF AT LEAST 90% IN AGGREGATE PRINCIPAL AMOUNT OF THE OUTSTANDING DEBENTURES OWNED BY PERSONS OTHER THAN THE PURCHASER, ITS SUBSIDIARIES AND CERTAIN OF THEIR AFFILIATES.

         As set forth in the Proxy Statement/Prospectus and Disclosure
Statement dated April __, 1997 (the "Prospectus") under the caption
"Plan Solicitation-Voting Procedures" and the accompanying Consent and Letter of Transmittal and "Instruction 2" thereto, this Notice of Guaranteed Delivery, or one substantially equivalent hereto, must be used to accept the Exchange Offer and deliver a Consent if (i) certificates representing the Senior Debentures are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit a Holder's Consent and Letter of Transmittal, certificates or other required documents to reach the Exchange Agent on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, telex, facsimile transmission or mail to the Exchange Agent and must include a guarantee by an Eligible Institution unless such form is submitted on behalf of an Eligible Institution. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Prospectus.

    The Exchange Offers and the Consent Solicitations are not being made to (nor will the surrender of Senior Debentures be accepted from or on behalf of) holders of Senior Debentures in any jurisdiction in which the making or acceptance of the Exchange Offers or the Consent Solicitations would not be in compliance with the laws of such jurisdiction.

            The Exchange Agent for the Offer and Consent Solicitation is:

                       CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

BY MAIL:

P.O. Box 798
Midtown Station
New York, New York 10018
Attn: Reorganization Dept.

    FACSIMILE TRANSMISSION:
(FOR ELIGIBLE INSTITUTIONS ONLY)
       (201) 329-8936

     CONFIRM BY TELEPHONE:
       (201) 296-4209
       (201) 296-4381
  BY HAND/OVERNIGHT DELIVERY:

      120 Broadway
       13th Floor
New York, New York 10271
Attn: Reorganization Dept.

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    This form is not to be used to guarantee signatures. If a signature on the Consent and Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Consent and Letter of Transmittal.

                                     ------------


Ladies and Gentlemen:

    Upon the terms and subject to the conditions set forth in the Prospectus, the undersigned hereby tender(s) to the Company, and thereby delivers to the Company Consents with respect to, the principal amount of Senior Debentures set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offers-Guaranteed Delivery Procedures."

    The undersigned understands that holders of Senior Debentures who tender Senior Debentures are obligated to consent to the Proposed Amendments as described in the Prospectus under the caption "Proposed Amendments to Indentures," and, accordingly, the undersigned hereby consents to the Proposed Amendments and acknowledges that tendering such Senior Debentures in accordance with the Exchange Offers constitute a Consent with respect to such Senior Debentures.

    The undersigned understand(s) that Consents may be revoked, and tenders of Senior Debentures may be withdrawn, by written notice of withdrawal received by the Exchange Agent at any time prior to 12:00 Midnight, Eastern Standard Time, on the Expiration Date. A valid withdrawal of tendered Senior Debentures prior to 12:00 Midnight, Eastern Standard Time, on the Expiration Date will constitute the concurrent valid revocation of such Holder's related Consent. In order for a Holder to revoke a Consent, such Holder must withdraw the related tendered Senior Debentures. In the event of a termination of the Exchange Offers, the Senior Debentures tendered pursuant to the Exchange Offers will be returned to the tendering Holders promptly (or, in the case of Senior Debentures tendered by book-entry transfer, such Senior Debentures will be credited to the account maintained at DTC from which such Senior Debentures were delivered). If the Company makes a material change in the terms of the Exchange Offers or Solicitation or the information concerning the Exchange Offers or Consent Solicitations, the Company will disseminate additional Exchange Offers and Consent Solicitations materials and extend the Offer or, if applicable, the Solicitation, to the extent required by law. If the Solicitation is amended prior to the Expiration Date in a manner determined by the Company to constitute a material adverse change to the Holders, the Company promptly will disclose such amendment and, if necessary, extend the Solicitation for a period deemed by the Company to be adequate to permit Holders to revoke their Consents and withdraw their Senior Debentures.

    Subject to and effective upon acceptance for purchase of the Senior Debentures tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Senior Debentures tendered hereby. The undersigned authorizes the Exchange Agent to deliver this Notice of Guaranteed Delivery to the Company and the Trustee as evidence of the undersigned's Consent to the Proposed Amendments with respect to the Senior Debentures tendered hereby. The undersigned understands that within five
NASDAQ trading days from the execution hereof the Exchange Agent must receive (i) the certificates for the tendered Senior Debentures, in proper form for transfer, together with a duly executed and properly completed
Consent and Letter of Transmittal, with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal, or
(ii) a book-entry transfer confirmation of the transfer into the Exchange Agent's account at DTC and an Agent's message stating that the undersigned has agreed to be bound by the terms of the Consent and Letter of Transmittal.

    All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                               PLEASE SIGN AND COMPLETE

Signature(s) of Registered Holder(s)
or Authorized Signatory:

-----------------------------------

-----------------------------------

Name(s) of Registered Holder(s):

-----------------------------------

-----------------------------------

Principal Amount of Senior Debentures Tendered:

-----------------------------------

Certificate No(s). of Senior Debentures (if available):

-----------------------------------

-----------------------------------
Address(es):
             ---------------------------

-----------------------------------------

-----------------------------------------

-----------------------------------------


Area Code and Telephone No.:

-----------------------------------------


If Senior Debentures will be delivered by book-entry transfer at The Depository Trust Company, please provide the following:

Transaction Code No.:
                     -------------------------
Depository Account No.:
                       -----------------------

HOLDERS WHO TENDER SENIOR DEBENTURES ARE OBLIGATED TO CONSENT TO THE PROPOSED AMENDMENTS. DELIVERY OF SENIOR DEBENTURES PURSUANT TO THIS NOTICE OF GUARANTEED DELIVERY WILL BE DEEMED TO CONSTITUTE A CONSENT TO THE PROPOSED AMENDMENTS WITH RESPECT TO SUCH SENIOR DEBENTURES.

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Senior Debentures exactly as their name(s) appear(s) on the Senior Debentures or, if tendered by a participant in DTC, exactly as such participant's name appears on a security position listing as the owner of the Senior Debentures, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information:

                         Please print name(s) and address(s)

Name(s):
         -----------------------------------------------------------------

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Capacity:
         -----------------------------------------------------------------

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Address(es):

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                                      GUARANTEE

                       (Not to be used for Signature Guarantee)

    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an officer or a correspondent in the United States or another "Eligible Guarantor Institution" as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Consent and Letter of Transmittal (or a facsimile thereof), together with Senior Debentures tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Senior Debentures into the Depositary's account at DTC, pursuant to the procedures for book-entry transfer set forth in the Statement) and all other required documents will be deposited by the undersigned with the Depositary at one of its addresses set forth above.


Name of Firm:
             -------------------------------

Address:
        ------------------------------------

---------------------------------------------

Area Code and
Telephone No.:
               -----------------------------


---------------------------------------------
Authorized Signature

Name:
    ----------------------------------------

Title:
     ---------------------------------------

Date:
    ----------------------------------------

DO NOT SEND SENIOR DEBENTURES WITH THIS FORM. ACTUAL SURRENDER OF SENIOR DEBENTURES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED CONSENT AND LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.